Exhibit 99.1

Rogers Corporation Announces Agreement to Acquire SK Utis Co., Ltd.

ROGERS, Conn.--(BUSINESS WIRE)--March 23, 2010--Rogers Corporation (NYSE: ROG) announced today that it has signed an agreement with SK Chemicals Co. Ltd. of South Korea, to acquire SK Utis Co., Ltd., its high performance polyurethane foam manufacturing unit located in Ansan, South Korea. The parties expect the transaction to close within the next few weeks.

The total purchase price for the intellectual property, technology assets and stock of SK Utis Co., Ltd. is US $29.1 million. The agreement calls for Rogers to acquire a 90% majority share of SK Utis from SK Chemicals immediately upon close, and the final 10% share two years later. During the period of the partnership, Rogers and SK Chemicals will work together to ensure a successful transition of the business for customers and employees.

Rogers plans to bring the business into its High Performance Foams Division, a world leader in sealing, cushioning, isolation, and energy management solutions for customers worldwide. The High Performance Foams Division currently has manufacturing locations in Woodstock, Connecticut US, Carol Stream, Illinois US, Bremen, Germany, and, in partnership with the INOAC Corporation of Japan, in Mie and Taketoyo, Japan and Suzhou, China.

SK Utis Co., Ltd., established in 2005, has quickly grown into a high-quality supplier of polyurethane foam solutions for portable communications, entertainment, and industrial applications to leading Korea-based OEMs. Sales in 2009 were approximately US $12 million.

Peter G. Kaczmarek, Senior Vice President of Rogers, commented, “SK Utis has established a solid presence as a solutions provider in several key markets that Rogers is targeting for continued growth, including Mobile Internet Devices, High Definition TV, and other markets requiring high reliability, high performance materials. SK Utis also has excellent relationships with some of the fastest growing makers of these products, and the acquisition extends Rogers' worldwide presence into the dynamic Korean marketplace. We are looking forward to working closely with SK Chemicals to continue and enhance these relationships."

Rogers has targeted its High Performance Foams Division for continued strategic investment to increase its global leadership in sealing, cushioning, isolation, and energy management solutions for customers who require innovative materials, ease of design, and reliable end-use performance.

About Rogers Corporation

Rogers Corporation, headquartered in Rogers, Connecticut US, is a global technology leader in the development and manufacture of high performance, specialty-material-based products for a variety of applications in diverse markets including: portable communications, communications infrastructure, computer and office equipment, consumer products, ground transportation, aerospace and defense. Rogers operates manufacturing facilities in the United States (Arizona, Connecticut, and Illinois), Europe (Ghent, Belgium and Bremen, Germany) and Asia (Suzhou, China). In Asia, Rogers maintains sales offices in Japan, China, Taiwan, Korea and Singapore. Rogers has joint ventures in Japan and China with INOAC Corporation, in Taiwan with Chang Chun Plastics Co., Ltd. and in the US with Mitsui Chemicals, Inc.

The world runs better with Rogers.® www.rogerscorp.com

Safe Harbor Statement

Statements in this news release other than historical facts, including without limitation statements regarding the Company’s business strategy, future results of operations and financial position, and plans and objectives of management, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include economic conditions, market demand and pricing, competitive and cost factors, rapid technological change, new product introductions, legal proceedings, and other risk factors described in the Company’s Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (SEC) and other Company filings with the SEC. All information in this press release is as of March 23, 2010 and Rogers undertakes no duty to update this information unless required by law.

CONTACT:
Investor Contact:
Rogers Corporation
William J. Tryon, 860-779-4037
Manager of Investor and Public Relations
Fax: 860-779-5509
william.tryon@rogerscorporation.com
www.rogerscorp.com